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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Celeris Corporation Employee Stock Purchase Plan of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Celeris Corporation for the year ended December 31, 1996, included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.




Minneapolis, Minnesota                         /s/ Ernst & Young LLP
July 8, 1999